SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 22, 2004

NTL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	File No. 000-22616	52-1822078
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (212) 906-8440

TABLE OF CONTENTS

Item 5. Other Events.
SIGNATURES
Exhibit 99.1
Exhibit 99.2

Item 5.    Other Events.

Exhibits

Exhibit 99.1 NTL (Triangle) LLC Notice of Redemption, dated April 13, 2004

On April 13, 2004, NTL (Triangle) LLC, an indirect wholly owned subsidiary of NTL Incorporated, issued to The Bank of New York, as Trustee, a Notice of Redemption of the 11.20% Senior Discount Debentures Due 2007.  The attached exhibit is provided under Item 5 of Form 8-K and is furnished to, but not filed with, the Securities and Exchange Commission.

Exhibit 99.2 Diamond Holdings PLC Notice of Redemption, dated April 13, 2004

On April 13, 2004, Diamond Holdings PLC, an indirect wholly owned subsidiary of NTL Incorporated, issued to The Bank of New York, as Trustee, a Notice of Redemption of the 10% Senior Notes Due February 1, 2008 and the 9 1/8% Senior Notes Due February 1, 2008.  The attached exhibit is provided under Item 5 of Form 8-K and is furnished to, but not filed with, the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTL INCORPORATED

Dated: April 22, 2004	By:	/s/ Scott E. Schubert

Name: Scott E. Schubert
Title: Chief Financial Officer